Exhibit 10.2

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT dated as of February 27, 2009 (the “First Amendment”), is entered into by and among SMURFIT-STONE CONTAINER ENTERPRISES, INC., a Delaware corporation, a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (“U.S. Borrower”), SMURFIT-STONE CONTAINER CANADA INC., a company continued under the Companies Act (Nova Scotia), and operating pursuant to a proceeding under the CCAA, and a debtor and debtor in possession in a case pending under Chapter 11 of the Bankruptcy Code (“Canadian Borrower,” and together with the U.S. Borrower, the “Borrowers”), SMURFIT-STONE CONTAINER CORPORATION, a Delaware corporation, a debtor and debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code (“Parent”), the other Loan Parties party hereto, the Lenders party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and Collateral Agent, and JPMORGAN CHASE BANK, N.A., TORONTO BRANCH, as Canadian Administrative Agent and Canadian Collateral Agent.

WITNESSETH:

WHEREAS, the Borrowers, the Lenders, and the Agents are parties to that certain Amended and Restated Credit Agreement dated as of February 25, 2009, pursuant to which the Lenders have made available to the Borrowers a term loan, revolving credit and letter of credit facility in an aggregate principal amount not to exceed US$750,000,000 (the “Credit Agreement”);

WHEREAS, the Borrowers have requested that the Lenders amend and supplement the Credit Agreement to reflect certain modifications to the Credit Agreement; and

WHEREAS, the Lenders have agreed to amend and supplement the Credit Agreement to reflect certain modifications to the Credit Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

Section 1.                                            Definitions.  Capitalized terms used and not otherwise defined in this First Amendment are used as defined in the Credit Agreement (after giving effect to this First Amendment).  In addition, the capitalized term “First Amendment Effectiveness Date” shall mean the first Business Day on which the conditions set forth in Section 3 hereof are fully satisfied to the satisfaction of the Administrative Agent or waived by the Administrative Agent.  The Administrative Agent will give the Borrowers and each Lender written notice of the occurrence of the First Amendment Effectiveness Date.

Section 2.                                            Amendments to Credit Agreement.  Subject to the conditions set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

2.1                                 The definition of “Reserves” in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety as follows:

“Reserves” means Dilution Reserves, Inventory Reserves, Rent Reserves and any other reserves established by the Applicable Agent in its Permitted Discretion (including, without limitation, reserves for accrued and unpaid interest on the Secured Obligations, Banking Services Reserves, reserves for consignee’s, warehousemen’s and bailee’s charges, reserves for Swap Obligations, reserves for environmental liabilities of any Loan Party, reserves for contingent liabilities of any Loan Party, reserves for uninsured losses of any Loan Party, reserves for uninsured, underinsured, un-indemnified or under-indemnified liabilities or potential liabilities with respect to any litigation, reserves for cash held in deposit accounts of Smurfit-Stone Puerto Rico, Inc. during such times as cash dominion is in effect under Section 5.7 and reserves for taxes, fees, assessments, and other governmental charges) with respect to the Collateral or any Loan Party, and with regard to the Canadian Borrowing Base, in addition to the foregoing, reserves for Priority Payables outstanding on or after the Effective Date that may affect the collectability of such accounts or the saleability of such inventory and that have not already been taken into account in the calculation of the applicable Borrowing Base to the extent such Priority Payables do not constitute amounts otherwise secured by the Directors’ Charge.

2.2                                 Section 2.24(a)(x) of the Credit Agreement is hereby amended and restated in its entirety as follows:

(x)                                   with respect to the Cases and assets of the U.S. Loan Parties, (x) in the event of the occurrence and during the continuance of an Event of Default or an event that would constitute an Event of Default with the giving of notice or lapse of time or both (a “Default”), the payment of allowed and unpaid professional fees and disbursements incurred by (A) the U.S. Loan Parties and (B) any statutory committees appointed in the Cases of the U.S. Loan Parties, in an aggregate amount of items (A) and (B) not in excess of US$11,000,000, and (y) the payment of fees pursuant to 28 U.S.C. § 1930 and to the Clerk of the Bankruptcy Court ((x) and (y), collectively, the “Carve-Out”);

2.3                                 Section 3.10 of the Credit Agreement is hereby amended by deleting the amount “US$100,000” and substituting therefor the amount “US$250,000”.

Section 3.                                            Effectiveness.  The effectiveness of this First Amendment is subject to the following conditions precedent:

3.1                                 Loan Documents.  Each Loan Party, the Required Lenders and the Administrative Agent shall have signed a counterpart of this First Amendment (whether the same or different counterparts) and shall have delivered the same to the Administrative Agent.

3.2                                 Payment of Fees and Expenses.  The Loan Parties shall have paid to the Administrative Agent any unpaid balance of the fees and expenses due and payable by the Loan Parties pursuant to the Loan Documents.

Section 4.                                            Representations and Warranties.  Each Loan Party represents and warrants to the Lenders that:

4.1                                 After giving effect to the First Amendment, the representations and warranties of the Loan Parties contained in Section 3 of the Credit Agreement are true and correct in all material respects on and as of the date hereof as if such representations and warranties had been made on and as of the date hereof (except to the extent that any such representations and warranties specifically relate to an earlier date);

4.2                                 After giving effect to the First Amendment, (i) each Loan Party is in compliance with all the terms and provisions set forth in the Credit Agreement and (ii) no Event of Default has occurred and is continuing or would result from the execution, delivery and performance of this First Amendment; and

4.3                                 A true and correct copy of the Final Order as entered by the Bankruptcy Court is attached hereto as Exhibit A.

Section 5.                                            Choice of Law. THIS FIRST AMENDMENT SHALL IN ALL RESPECTS BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE AND THE BANKRUPTCY CODE.

Section 6.                                            Full Force and Effect.  Except as specifically amended hereby, all of the terms and conditions of the Credit Agreement shall remain in full force and effect, and the same are hereby ratified and confirmed.  No reference to this First Amendment need be made in any instrument or document at any time referring to the Credit Agreement, and a reference to the Credit Agreement in any such instrument or document shall be deemed a reference to the Credit Agreement as amended hereby.

Section 7.                                            Counterparts; Electronic Signatures.  This First Amendment may be executed in any number of counterparts, each of which shall constitute an original, but all of which taken together shall constitute one and the same agreement.  The Administrative Agent may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Section 8.                                            Headings.  Section headings used herein are for convenience only and are not to affect the construction of or be taken into consideration in interpreting this First Amendment.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the day and the year first written.

SMURFIT-STONE CONTAINER ENTERPRISES, INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SMURFIT-STONE CONTAINER CANADA INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SMURFIT-STONE CONTAINER CORPORATION

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

CALPINE CORRUGATED LLC

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

CAMEO CONTAINER CORPORATION

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

LOT 24D REDEVELOPMENT CORPORATION

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

ATLANTA & SAINT ANDREWS BAY RAILWAY COMPANY

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

STONE INTERNATIONAL SERVICES CORPORATION

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

STONE GLOBAL, INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

STONE CONNECTICUT PAPERBOARD PROPERTIES, INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SMURFIT-STONE PUERTO RICO, INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SMURFIT NEWSPRINT CORPORATION

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SLP FINANCE I, INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SLP FINANCE II, INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SMBI INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

3083527 NOVA SCOTIA COMPANY

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

MBI LIMITED/LIMITÉE

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SMURFIT-MBI, by its general partner, MBI Limited/Limitée

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

STONE CONTAINER FINANCE COMPANY OF CANADA II

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

639647 BRITISH COLUMBIA LTD.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

B.C. SHIPPER SUPPLIES LTD.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SPECIALTY CONTAINERS INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

SLP FINANCE GENERAL PARTNERSHIP, by its general partner, SLP Finance I, Inc.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

FRANCOBEC COMPANY

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

605681 N.B. INC.

By:	/s/ Charles A. Hinrichs
Name:	Charles A. Hinrichs
Title:	Senior Vice President and Chief Financial Officer

LENDERS:

JPMORGAN CHASE BANK, N.A.
Individually and as Administrative Agent and Collateral Agent

By:	/s/ Peter S. Predun
Name:	Peter S. Predun
Title:	Executive Director

JPMORGAN CHASE BANK, N.A., TORONTO BRANCH
Individually and as Canadian Administrative Agent and Canadian Collateral Agent

By:	/s/ Drew McDonald
Name:	Drew McDonald
Title:	Executive Director

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:	/s/ Frank Fazio
Name:	Frank Fazio
Title:	Managing Director

By:	/s/ Philip Saliba
Name:	Philip Saliba
Title:	Director

LENDER NAME:	The Foothill Group, Inc.

By:	/s/ Greg Apkarian

Name:	Greg Apkarian

Title:	Vice President

LENDER NAME:	The Bank of Nova Scotia

By:	/s/ Diane Emanuel

Name:	Diane Emanuel

Title:	Director

LENDER NAME:	Grand Central Asset Trust, TPG Series

By:	/s/ Molly Walter

Name:	Molly Walter

Title:	Attorney-in-Fact

LENDER NAME:

AG Diversified Credit Strategies Master, L.P.

James River Insurance Company
By: Angelo, Gordon & Co., L.P., as Investment Manager

JRG Reinsurance Company, Ltd.
By: Angelo, Gordon & Co., L.P., as Investment Manager

AG Global Debt Strategy Partners, L.P.
By: Angelo, Gordon & Co., L.P., its Fund Advisor

By:	/s/ Bruce Martin

Name:	Bruce Martin

Title:	Managing Director

LENDER NAME:

AG Diversified Credit Strategies Master, L.P.

James River Insurance Company
By: Angelo, Gordon & Co., L.P., as Investment Manager

JRG Reinsurance Company, Ltd.
By: Angelo, Gordon & Co., L.P., as Investment Manager

AG Global Debt Strategy Partners, L.P.
By: Angelo, Gordon & Co., L.P., its Fund Advisor

By:	/s/ Bruce Martin

Name:	Bruce Martin

Title:	Managing Director

LENDER NAME:	General Electric Capital Corporation

By:	/s/ Dwayne L. Cotter

Name:	Dwayne Cotter

Title:	Duly Authorized Signatory

LENDER NAME:

FARALLON CAPITAL PARTNERS, L.P.,
FARALLON CAPITAL INSTITUTIONAL PARTNERS, L.P.,
FARALLON CAPITAL INSTITUTIONAL PARTNERS II, L.P.,
FARALLON CAPITAL OFFSHORE INVESTORS II, L.P.,

By:	Farallon Partners, L.L.C., its General Partner

By:	[illegible]

FARALLON CAPITAL OFFSHORE INVESTORS III, INC.,

By: Farallon Capital Management, L.L.C., its Agent and Attorney-in-fact,

By:	[illegible]

FARALLON CREDIT SIDECAR MASTER I, L.P.

By: Farallon Partners Credit SideCar GP, L.P.
Its General Partner

By: Farallon Credit Holdings, Ltd.
Its General Partner

By:	[illegible]

LENDER NAME:	Senior Debt Portfolio
By: Boston Management and Research as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance Senior Income Trust
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance Institutional Senior Loan Fund
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance CDO VII PLC
By: Eaton Vance Management as Interim Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance CDO VIII, Ltd.
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance CDO IX Ltd.
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance CDO X PLC
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

Signature Pages - First Amendment to Amended and Restated DIP Credit Agreement

14

LENDER NAME:	Grayson & Co.
By: Boston Management and Research as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Big Sky III Senior Loan Trust
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance VT Floating-Rate Income Fund
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance Limited Duration Income Fund
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance Senior Floating-Rate Trust
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance Floating-Rate Income Trust
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance Short Duration Diversified Income Fund
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

LENDER NAME:	Eaton Vance Medallion Floating-Rate Income Portfolio
By: Eaton Vance Management as Investment Advisor

By:	/s/ Michael B. Botthof

Name:	Michael B. Botthof

Title:	Vice President

EXHIBIT A

FINAL ORDER

UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: SMURFIT-STONE CONTAINER CORPORATION, et al.,(1) Debtors.	Chapter 11 Case No. 09-10235 (BLS) Jointly Administered Ref. Docket Nos. 14 and 58

FINAL ORDER (I) AUTHORIZING DEBTORS (A) TO OBTAIN POST-PETITION FINANCING PURSUANT TO 11 U.S.C. §§105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) AND 364(e) AND (B) TO UTILIZE CASH COLLATERAL PURSUANT TO 11 U.S.C. §363 and (II) GRANTING ADEQUATE PROTECTION TO PRE-PETITION SECURED PARTIES PURSUANT TO 11 U.S.C. §§ 361, 362, 363 AND 364

Upon the motion (the “DIP Motion”), dated January 26, 2009, of Smurfit-Stone Container Corporation (“SSCC”) and its affiliated U.S. debtors (collectively, the “U.S. Debtors”) and Smurfit-Stone Container Canada Inc. (“SSC Canada”) and its affiliated Canadian debtors (collectively, the “Canadian Debtors”), each as debtors and debtors-in-possession (the U.S. Debtors and the Canadian Debtors hereinafter collectively referred to as the “Debtors”), in the above-captioned Chapter 11 cases (collectively, the “Cases”) pursuant to sections 105, 361, 362, 363(c)(2), 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e) of title 11 of the United States Code, 11 U.S.C. §§101, et seq. (the “Bankruptcy Code”), and Rules

(1) The Debtors in these chapter 11 cases, along with the last four digits of each Debtor’s federal tax identification number, are: Smurfit-Stone Container Corporation (1401), Smurfit-Stone Container Enterprises, Inc. (1256), Calpine Corrugated, LLC (0470), Cameo Container Corporation (5701), Lot 24D Redevelopment Corporation (6747), Atlanta & Saint Andrews Bay Railway Company (0093), Stone International Services Corporation (9630), Stone Global, Inc. (0806), Stone Connecticut Paperboard Properties, Inc. (8038), Smurfit-Stone Puerto Rico, Inc. (5984), Smurfit Newsprint Corporation (1650), SLP Finance I, Inc. (8169), SLP Finance II, Inc. (3935), SMBI Inc. (2567), Smurfit-Stone Container Canada Inc. (3988), Stone Container Finance Company of Canada II (1587), 3083527 Nova Scotia Company (8836), MBI Limited/Limitée (6565), Smurfit-MBI (1869), 639647 British Columbia Ltd. (7733), B.C. Shipper Supplies Ltd. (7418), Specialty Containers Inc. (6564), SLP Finance General Partnership (9525), Francobec Company (7735), and 605681 N.B. Inc. (1898).  The Debtors’ corporate headquarters are located at, and the mailing address for each Debtor is, 150 North Michigan Avenue, Chicago, Illinois 60601.

2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), seeking, among other things, entry of a final order (this “Final Order”) authorizing the Debtors to:

(i)            Obtain credit and incur debt, pursuant to Sections 363, 364(c) and 364(d)(1) of the Bankruptcy Code, on a final basis up to an aggregate committed amount of US$750,000,000 (consisting of a US$400,000,000 term loan facility for borrowings by Smurfit-Stone Container Enterprises, Inc. (“SSCE”); a US$35,000,000 term loan facility for borrowings by SSC Canada; a US$215,000,000 revolving credit facility for borrowings by SSCE and/or SSC Canada; a US$35,000,000 revolving credit and letter of credit facility for borrowings by SSCE and/or SSC Canada; and a US$65,000,000 revolving credit and letter of credit facility available in U.S. dollars or Canadian dollars for borrowings by SSCE and/or SSC Canada; the actual principal amount of any such loans at any time subject to those conditions set forth in the DIP Credit Agreement, including the conversion provisions in Section 9.23 of the DIP Credit Agreement); all borrowings by SSCE shall be guaranteed by the other U.S. Debtors (other than SMBI Inc.) and SSC Canada and all borrowings by SSC Canada shall be guaranteed by all of the other Debtors; each on terms and conditions more fully described herein, secured by first priority, valid, priming, perfected and enforceable liens (as defined in section 101(37) of the Bankruptcy Code) on property of the Debtors’ estates pursuant to sections 364(c)(2), 364(c)(3) and 364(d)(1) of the Bankruptcy Code, and with priority, as to administrative expenses, as provided in section 364(c)(1) of the Bankruptcy Code, subject to the terms and conditions contained herein;

(ii)           (a) Establish a financing arrangement (the “DIP Facility”) pursuant to (I) that certain Credit Agreement (as amended, modified or supplemented prior to entry of, and in accordance with the terms of, this Final Order, and as hereafter amended, modified or supplemented and in effect from time to time, the “DIP Credit Agreement”)(2), substantially in the form attached hereto as Exhibit B, by and between SSCE and SSC Canada (collectively, the “Borrowers”), SSCC, the other Loan Parties party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “U.S. DIP Agent”), JPMorgan Chase Bank, N.A., Toronto Branch, as Canadian administrative agent and Canadian collateral agent (“Canadian DIP Agent”, collectively with the U.S. DIP Agent, the “DIP Agents”), and the Lenders party thereto (the “DIP Lenders”, collectively with the DIP Agents, the “DIP Secured Parties”), and (II) all other agreements, documents, notes, certificates, and instruments executed and/or delivered with, to, or in favor of the DIP Secured Parties, including, without limitation, security agreements, pledge agreements, notes, guarantees, mortgages, and Uniform Commercial Code (“UCC”) financing statements and all other related agreements, documents, notes, certificates, and instruments executed and/or delivered in connection therewith or related thereto (collectively, and together with the DIP Credit Agreement, as may be amended, modified or supplemented and in effect from time to time, the “DIP Financing Agreements”); and (b) incur the “Secured Obligations” under the DIP Credit Agreement ((a) and (b) collectively, the “DIP Obligations”);

(iii)          Authorize the use of the proceeds of the DIP Facility (net of any amounts used to pay fees, costs and expenses under the DIP Credit Agreement) in each case in a manner consistent with the terms and conditions of the DIP Credit Agreement, and in a manner substantially consistent with the Budget solely for (a) working capital, Letters of Credit and

(2) Capitalized terms used in this Final Order but not defined herein shall have the meanings ascribed to such terms in the DIP Credit Agreement.

Capital Expenditures; (b) other general corporate purposes of the Debtors (including intercompany loans to the extent permitted by the DIP Credit Agreement); (c) payment of any related transaction costs, fees and expenses; and (d) the costs of administration of the Cases.

(iv)          Grant, with respect to the DIP Obligations (as defined below) of the U.S. Debtors (other than SMBI, Inc.) and SSC Canada:

(a)           pursuant to Section 364(c)(1) of the Bankruptcy Code, an allowed Superpriority Claim payable from and having recourse to all pre-petition and post-petition property of the estates of the U.S. Debtors and SSC Canada and all proceeds thereof;

(b)           pursuant to Section 364(c)(2) of the Bankruptcy Code, a perfected first priority Lien on all unencumbered property of the U.S. Debtors and SSC Canada (including any proceeds of Avoidance Actions) and on all cash maintained in any Collateral Account and any investments of the funds contained therein, provided that amounts in the Collateral Accounts shall not be subject to the Carve-Out or the CCAA Charges;

(c)           pursuant to Section 364(c)(3) of the Bankruptcy Code, a perfected junior Lien upon all property of the U.S. Debtors and SSC Canada that is subject to valid and perfected and unavoidable Liens in existence on the Petition Date (as defined below) or that is subject to valid Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code (other than certain property that is subject to the Primed Liens (as defined below), which Primed Liens shall be primed by the liens to be granted to the U.S. DIP Agent described in the following clause (d));

(d)           pursuant to Section 364(d)(1) of the Bankruptcy Code, a perfected first priority, senior priming Lien on all of the property of the U.S. Debtors and SSC Canada, including all cash and non-cash proceeds of any of said property, (and including, without limitation, inventory, receivables, rights under license agreements, property, plant and equipment and the residual interest of the U.S. Debtors and SSC Canada in any Receivables Securitization Programs) that is subject to the Primed Liens, which Primed Liens shall be primed by and made subject and subordinate to the perfected first priority senior priming Liens to be granted to the U.S. DIP Agent, which senior priming Liens in favor of the U.S. DIP Agent shall also prime any Liens granted after the Petition Date to provide adequate protection Liens in respect of any of the Primed Liens, but shall not prime (1) Non-Primed Liens (which term as used in this Final Order shall include all pre-petition liens and post-petition adequate protection liens on Calpine Property that secure the Calpine Debt) or (2) other Non-Primed Liens solely to the extent such Non-Primed Liens secure claims in an aggregate amount less than or equal to US$60,000,000.

(v)           Grant, with respect to the DIP Obligations of the Canadian Guarantors, including SMBI, Inc., relative to the Canadian Term Loan and the Canadian Revolving Facility:

(a)           pursuant to Section 364(c)(1) of the Bankruptcy Code, an allowed Superpriority Claim and be payable from and have recourse to all pre-petition and post-petition property of the estates of the Canadian Guarantors and all proceeds thereof;

(b)           pursuant to Section 364(c)(2) of the Bankruptcy Code, a perfected first priority Lien on all unencumbered property of the Canadian Guarantors (including any proceeds of Avoidance Actions) and on all cash maintained in any Collateral Account and any investments of the funds contained therein, provided that amounts in the Collateral Accounts shall not be subject to the Carve-Out or the CCAA Charges;

(c)           pursuant to Section 364(c)(3) of the Bankruptcy Code, a perfected junior Lien upon all property of the Canadian Guarantors that is subject to valid and perfected and unavoidable Liens in existence on the Petition Date or that is subject to valid Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code (other than certain property that is subject to the Primed Liens, which Primed Liens shall be primed by the liens to be granted to the U.S. DIP Agent described in the following clause (d));

(d)           pursuant to Section 364(d)(1) of the Bankruptcy Code, a perfected first priority, senior priming Lien on all of the property of the Canadian Guarantors, including all cash and non-cash proceeds of any of said property, (and including, without limitation, inventory, receivables, rights under license agreements, property, plant and equipment and the residual interest of the Canadian Guarantors in any Receivables Securitization Programs) that is subject to the Primed Liens, which Primed Liens shall be primed by and made subject and subordinate to the perfected first priority senior priming Liens to be granted to the U.S. DIP Agent, which senior priming Liens in favor of the U.S. DIP Agent shall also prime any Liens granted after the Petition Date to provide adequate protection Liens in respect of any of the Primed Liens, but shall not prime (1) Non-Primed Liens which secure the Calpine Debt or (2) other Non-Primed Liens solely to the extent such Non-Primed Liens secure claims in an aggregate amount less than or equal to US$60,000,000.

(vi)          Authorize the use of “cash collateral” as such term is defined in Section 363 of the Bankruptcy Code (excluding the cash collateral of the estate of Calpine Corrugated LLC (“Calpine”), the “Cash Collateral”), in which the Pre-Petition Secured Parties (as defined below) have an interest;

(vii)         Grant the Pre-Petition Agents (for the benefit of the Pre-Petition Secured Parties) (each as defined below) Pre-Petition Replacement Liens and Pre-Petition Superpriority Claims (each as defined below), to the extent of any diminution in the value of the Pre-Petition

Agents’ interest in the Collateral (as defined below) on the Petition Date, securing the indebtedness under the Pre-Petition Financing Agreements, as defined below, having the priority set forth in this Final Order, as adequate protection for the granting of the DIP Liens (as defined below) to the U.S. DIP Agent, the use of Cash Collateral, and for the imposition of the automatic stay;

(viii)        Vacate and modify the automatic stay imposed by section 362 of the Bankruptcy Code to the extent necessary to implement and effectuate the terms and provisions of the DIP Financing Agreements and this Final Order; and

(ix)           Waive any applicable stay (including under Rule 6004 of the Federal Rules of Bankruptcy Procedure) and provide for immediate effectiveness of this Final Order.

The Bankruptcy Court having considered the DIP Motion, the Declaration of Charles A. Hinrichs, Chief Financial Officer of Smurfit-Stone Container Corporation, in Support of First Day Motions, the exhibits attached thereto, the DIP Facility and the DIP Credit Agreement, and the evidence submitted at the interim hearing on the DIP Motion held on January 27, 2009 (the “Interim Hearing”) and at the hearing on this Final Order held on February 23, 2009 (the “Final Hearing”); and the Bankruptcy Court having entered on January 27, 2009 an Interim Order (I) Authorizing Debtors (A) to Obtain Post-Petition Financing Pursuant to 11 U.S.C. §§105, 361, 362, 364(c)(1), 364(c)(2), 364(c)(3), 364(d)(1) and 364(e) and (B) To Utilize Cash Collateral Pursuant to 11 U.S.C. §363, (II) Authorizing Use of Proceeds to Effectuate Payout of Securitization Facilities, (III) Granting Adequate Protection to Pre-Petition Secured Parties Pursuant to 11 U.S.C. §§ 361, 362, 363 and 364 and (IV) Scheduling Final Hearing Pursuant to Bankruptcy Rules 4001(B) and (C) (the “Interim Order”); and in accordance with Rules 2002, 4001(b), (c), and (d), and 9014 of the Bankruptcy Rules and the local rules of the Bankruptcy

Court, due and proper notice of the DIP Motion and the Final Hearing having been given; a Final Hearing having been held and concluded on February 23, 2009; and it appearing that approval of the relief requested in the DIP Motion is necessary to avoid immediate and irreparable harm to the Debtors and otherwise is fair and reasonable and in the best interests of the Debtors, their creditors, their estates and their equity holders, and is essential for the continued operation of the Debtors’ business; and it further appearing that, other than pursuant to the DIP Financing Agreements, the Debtors are unable to secure (i) adequate unsecured credit allowable under Bankruptcy Code Section 503(b)(1) as an administrative expense, (ii) credit for money borrowed with priority over any or all administrative expenses of the kind specified in Bankruptcy Code Sections 503(b) or 507(b), (iii) credit for money borrowed secured solely by a Lien on property of the estate that is not otherwise subject to a Lien, or (iv) credit for money borrowed secured by a junior Lien on property of the estate which is subject to a Lien; and, subject to the terms hereof, there is adequate protection of the interests of holders of liens on the property of the estates on which liens are to be granted; and all objections, if any, to the entry of this Final Order having been withdrawn, resolved or overruled by this Court; and after due deliberation and consideration, and for good and sufficient cause appearing therefor:

BASED UPON THE RECORD ESTABLISHED AT THE INTERIM HEARING AND THE FINAL HEARING, THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:

A.            Petition Date.  On January 26, 2009 (the “Petition Date”), the Debtors filed voluntary petitions under Chapter 11 of the Bankruptcy Code with the United States Bankruptcy Court for the District of Delaware (the “Court”).  The Debtors have continued in the management and operation of their business and property as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code.  No trustee or examiner has been appointed in the Cases.  In addition, on January 26, 2009 an initial order was entered in favor of the Canadian Debtors (except Smurfit-MBI and SLP Finance General Partnership) under the Companies’ Creditors Arrangement Act (Canada) in the Ontario Superior Court of Justice.  Furthermore, on January 28, 2009 Smurfit-MBI and SLP Finance General Partnership were granted recognition of their respective Chapter 11 Cases in the Canadian Court and an order was entered granting charges over the assets of each of Smurfit-MBI and SLP Finance General Partnership to secure their respective DIP Obligations, under Section 268 of the Bankruptcy and Insolvency Act (Canada).

B.            Jurisdiction and Venue.  This Court has jurisdiction over these proceedings, pursuant to 28 U.S.C. §§ 157(b) and 1334, and over the persons and property affected hereby.  Consideration of the DIP Motion constitutes a core proceeding under 28 U.S.C. § 157(b)(2).  Venue for the Cases and proceedings on the DIP Motion is proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409.

C.            Committee Formation.  On February 5, 2009, the United States Trustee for the District of Delaware appointed an official committee of unsecured creditors in the Cases (the “Statutory Committee”).

D.            Interim Order.  At the Interim Hearing, the Bankruptcy Court approved the Debtors’ execution, delivery and performance of the DIP Financing Agreements pending the Final Hearing on the DIP Motion.  Pursuant to the Interim Order, the Final Hearing was scheduled for February 23, 2009.

E.             Notice.  The Final Hearing is being held pursuant to the authorization of Bankruptcy Rule 4001.  Notice of the Final Hearing and the relief requested in the DIP Motion has been provided by the Debtors, whether by telecopy, email, overnight courier or hand delivery on January 26, 2009, to certain parties in interest, including:  (i) the Office of the United States Trustee, (ii) the United States Securities and Exchange Commission, (iii) the Office of the United States Attorney for the District of Delaware, (iv) the Internal Revenue Service, (v) the Debtors’ thirty (30) largest unsecured creditors on a consolidated basis, (vi) counsel to the Pre-Petition Agents, (vii) the Pre-Petition Agents, (viii) counsel to the DIP Agents, and (ix) the indenture trustees for the Debtors’ five series of outstanding pre-petition senior notes.  Under the circumstances, such notice of the Final Hearing is due and sufficient notice and complies with Bankruptcy Rule 4001 under the circumstances.

F.             Debtors’ Acknowledgements and Agreements.  Without prejudice to the rights of parties in interest as set forth in paragraph 6 below, the Debtors admit, stipulate, acknowledge and agree as follows (collectively, paragraphs D (i) through D (vi) hereof shall be referred to herein as the “Debtors’ Stipulations”):

(i)            Pre-Petition Financing Agreements.  Prior to the Petition Date, certain of the Debtors were party to (a) that certain Credit Agreement, dated as of November 1, 2004, by and between the Borrowers, SSCC, as guarantor, the banks and other financial institutions from time to time parties thereto (the “Pre-Petition Lenders”), Deutsche Bank Trust Company Americas, as administrative agent (the “U.S. Pre-Petition Agent”), and Deutsche Bank AG, as Canadian administrative agent (together with the U.S. Pre-Petition Agent, the “Pre-Petition Agents”, and collectively with the Pre-Petition Lenders, the “Pre-Petition Secured Parties”), (b) that certain Guarantee and Collateral Agreement (U.S.), dated as of November 1, 2004, executed by the Borrowers, SSCC and certain subsidiaries of SSCC, in favor of the U.S. Pre-Petition Agent, and (c) all other agreements, documents, notes, certificates, and instruments executed and/or delivered with, to, or in favor of Pre-Petition Secured Parties, including, without limitation, security agreements, guaranties, and UCC financing statements and all other related agreements, documents, notes, certificates, and instruments executed and/or delivered in connection therewith or related thereto (collectively, as amended, modified or supplemented and in effect, the “Pre-Petition Financing Agreements”).

(ii)           Pre-Petition Debt Amount.  As of the Petition Date, certain of the Debtors were indebted under the Pre-Petition Financing Agreements (a) on account of Loans (as defined in the Pre-Petition Financing Agreements) made to

SSCE, in the approximate aggregate principal amount of not less than approximately US$746,000,000 plus letters of credit in the approximate aggregate stated amount of not less than approximately US$252,800,000, plus, in each case, interest accrued and accruing (at the rates (including, to the extent allowed, the default rate) set forth in the Pre-Petition Financing Agreements), costs, expenses, fees (including attorneys’ fees and legal expenses), other charges (in each case, to the extent reimbursable under the Pre-Petition Financing Agreements) and other obligations, including, without limitation, on account of Swap Agreements (as defined in the Pre-Petition Financing Agreements) with a Pre-Petition Lender or an affiliate thereof, cash management services, overdrafts, and temporary advances, and (b) on account of Loans made to SSC Canada, in the approximate aggregate principal amount of not less than approximately US$366,000,000, plus letters of credit in the approximate aggregate stated amount of not less than approximately US$27,000,000, plus, in each case, interest accrued and accruing, costs, expenses, fees (including attorneys’ fees and legal expenses), other charges (in each case, to the extent reimbursable under the Pre-Petition Financing Agreements) and obligations, including, without limitation, Swap Agreements (as defined in the Pre-Petition Financing Agreements) with a Pre-Petition lender or an affiliate thereof, cash management services, overdrafts, and temporary advances (collectively the “Pre-Petition Debt”).  SSCC guaranteed all of the obligations of SSCE (the “Pre-Petition U.S. Obligations”) under the Pre-Petition Financing Agreements.  Certain material subsidiaries of SSC Canada (the “Pre-Petition Canadian Guarantors”), as well as SSCC and SSCE, guaranteed the obligations of SSC Canada (the “Pre-Petition Canadian Obligations”) under the Pre-Petition Credit Agreement .

(iii)          Pre-Petition Collateral.  To secure the Pre-Petition Debt, certain of the Debtors granted security interests, mortgages and liens (the “Pre-Petition Liens”) to the Pre-Petition Secured Parties on the personal and real property and the proceeds thereof as described and defined as “Collateral” in the Pre-Petition Financing Agreements (collectively, the “Pre-Petition Collateral”).(3)  The Pre-Petition U.S. Obligations are secured by those Pre-Petition Liens granted by SSCC and SSCE, as well as by the capital stock of SSCE and 65% of the capital stock of SSC Canada.  The Pre-Petition Canadian Obligations are secured by those Pre-Petition Liens granted by SSC Canada and the Pre-Petition Canadian Guarantors, pledges of all of the capital stock of the Pre-Petition Canadian Guarantors, and the liens and stock pledges securing the Pre-Petition U.S. Obligations.  The Pre-Petition Liens have priority over all other liens, except (a) the DIP Liens (as defined below), (b) the Carve Out (as defined below) to which the DIP Liens are subject, (c) the liens securing the Calpine Debt, including the liens on the property of the estate of Calpine (the “Calpine Property”) granted to

(3) The acknowledgment and agreement by the Debtors of the Pre-Petition Debt and the related liens, rights priorities and protections granted to or in favor of the Pre-Petition Secured Parties, as set forth herein and in the Pre-Petition Financing Agreements, shall constitute a proof of claim on behalf of the Pre-Petition Lenders in these Cases in respect of the Pre-Petition Debt.

the holders of the Calpine Debt (the “Calpine Lenders”) pursuant to the Interim Order (I) Authorizing Use of Cash Collateral By Calpine Corrugated, LLC Pursuant to 11 U.S.C. § 363; (II) Granting Adequate Protection to Certain Prepetition Lenders Pursuant to 11 U.S.C. §§ 361 and 363; and (III) Scheduling a Final Hearing and any related final order (the “Calpine Lender Liens”) and (d) any liens which are valid, properly perfected, unavoidable, and senior to or pari passu with the Pre-Petition Liens (the “Priority Liens”).

(iv)          Pre-Petition Liens.  (a) As of the Petition Date, the Debtors believe that (i) the Pre-Petition Liens are valid, binding, enforceable, and perfected first-priority liens, subject only to any Priority Liens and are not subject to avoidance, recharacterization or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law, (ii) the Pre-Petition Debt constitutes legal, valid and binding obligations of certain of the Debtors, enforceable in accordance with the terms of the Pre-Petition Financing Agreements (other than in respect of the stay of enforcement arising from section 362 of the Bankruptcy Code), no offsets, defenses or counterclaims to any of the Pre-Petition Debt exists, and no portion of the Pre-Petition Debt is subject to avoidance, recharacterization or subordination pursuant to the Bankruptcy Code or applicable non-bankruptcy law, and (iii) the Pre-Petition Debt constitutes allowable secured claims, and (b) on the date that the Interim Order was entered (and confirmed by the entry of this Final Order), each Debtor has waived, discharged and released the Pre-Petition Secured Parties, together with their affiliates, agents, attorneys, officers, directors and employees, of any right any Debtor may have (x) to challenge or object to the amount, validity, or enforceability of the Pre-Petition Debt, (y) to challenge or object to the validity, enforceability, or non-voidability of the Pre-Petition Liens securing the Pre-Petition Debt, and (z) to bring or pursue any and all claims, counterclaims, objections, challenges, causes of action and/or choses in action against any of the Pre-Petition Parties or arising out of, based upon or related to the Pre-Petition Financing Agreements or otherwise.

(v)           Cash Collateral.  The Pre-Petition Secured Parties have a security interest in certain of the Cash Collateral constituting proceeds of Pre-Petition Collateral to secure the Pre-Petition Debt.

(vi)          Priming of DIP Facility.  In entering into the DIP Financing Agreements, and as consideration therefor, the Debtors hereby agree that until such time as all DIP Obligations are paid in full in cash (or other arrangements for payment of the DIP Obligations satisfactory to the DIP Agents have been made) and the DIP Financing Agreements are terminated in accordance with the terms thereof, except with respect to the Calpine Property, the Debtors shall not in any way prime, seek to prime, or support any other party that seeks to prime the security interests and DIP Liens provided to the DIP Secured Parties under the Interim Order or this Final Order, as applicable, by offering a subsequent lender or a party-in-interest a superior or pari passu lien or claim pursuant to Section 364(d) of the Bankruptcy Code or otherwise.

G.            Findings Regarding the Post-Petition Financing.

(i)            Need for Post-Petition Financing.  An immediate need exists for the Debtors to obtain funds from the DIP Facility in order to continue operations and to administer and preserve the value of their estates.  The ability of the Debtors to finance their operations, to preserve and maintain the value of the Debtors’ assets and maximize a return for all creditors requires the availability of working capital from the DIP Facility, the absence of which would immediately and irreparably harm the Debtors, their estates, their creditors and equity holders and the possibility for a successful reorganization of the Debtors.

(ii)           No Credit Available on More Favorable Terms.  The Debtors have been unable to obtain (a) adequate unsecured credit allowable under Bankruptcy Code section 503(b)(1) as an administrative expense, (b) credit for money borrowed with priority over any or all administrative expenses of the kind specified in Bankruptcy Code Sections 503(b) or 507(b), (c) credit for money borrowed secured solely by a Lien on property of the estate that is not otherwise subject to a Lien, or (d) credit for money borrowed secured by a junior Lien on property of the estate which is subject to a Lien, in each case, on more favorable terms and conditions than those provided in the DIP Credit Agreement, the Interim Order and this Final Order.  The Debtors are unable to obtain credit for borrowed money without granting to the DIP Secured Parties the DIP Protections (as defined below).

H.            Use of Proceeds of the DIP Facility.  Proceeds of the DIP Facility (net of any amounts used to pay fees, costs and expenses under the DIP Financing Agreements) shall be used, in each case in a manner consistent with the terms and conditions of the DIP Financing Agreements, and in a manner substantially consistent with the Budget solely for (i) working capital, Letters of Credit and Capital Expenditures; (ii) other general corporate purposes of the

Debtors (including intercompany loans to the extent permitted by the DIP Credit Agreement); (iii) payment of any related transaction costs, fees and expenses; and (iv) the costs of administration of the Cases; provided, however, that no more than US$250,000 of the proceeds of the Loans or the DIP Collateral may be used by the Statutory Committee of unsecured creditors to investigate, and by the monitor in the Canadian Cases to review, the Pre-Petition Liens and claims of the Pre-Petition Agents and the Pre-Petition Lenders.  In addition, while the refinancing in full or defeasance of Indebtedness outstanding under the Receivables Securitization Program has been effectuated in accordance with the provisions of the Interim Order, those provisions are hereby incorporated by reference and the completion of all aspects of such refinancing or defeasance are contemplated hereby.

I.              Application of Proceeds of DIP Collateral.  All proceeds of the sale or other disposition of the DIP Collateral (as defined below) shall be applied in accordance with the terms and conditions of this Final Order and the DIP Credit Agreement.

J.             Adequate Protection for Pre-Petition Secured Parties.  As a result of the grant of the DIP Liens, subordination to the Carve Out, and the use of Collateral, including Cash Collateral, authorized herein, the Pre-Petition Secured Parties are entitled to receive adequate protection pursuant to sections 361, 362, 363 and 364 of the Bankruptcy Code as set forth herein.

K.            Section 552.  In light of the subordination of their liens and superpriority claims to (i) the Carve Out in the case of the DIP Secured Parties, and (ii) the Carve Out and the DIP Liens in the case of the Pre-Petition Secured Parties, the DIP Secured Parties and the Pre-Petition Secured Parties are each entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code, and the “equities of the case” exception shall not apply.

L.             Extension of Financing.  The DIP Secured Parties have indicated a willingness to provide financing to certain of the Debtors in accordance with the DIP Credit Agreement.  Such financing is essential to the Debtors’ estate.  The DIP Secured Parties are good faith financiers.  The DIP Secured Parties’ claims, superpriority claims, security interests and liens and other protections granted pursuant to the Interim Order, this Final Order and the DIP Facility will not be affected by any subsequent reversal, modification, vacatur or amendment of the Interim Order, this Final Order or any other order, as provided in section 364(e) of the Bankruptcy Code.

M.           Business Judgment and Good Faith Pursuant to Section 364(e).

(i)            The terms and conditions of the DIP Facility and the DIP Credit Agreement, and the fees paid and to be paid thereunder, are fair, reasonable, and the best available under the circumstances, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, and are supported by reasonably equivalent value and consideration;

(ii)           the DIP Facility was negotiated in good faith and at arms’ length between the Debtors and the DIP Secured Parties; and

(iii)          use of the proceeds to be extended under the DIP Facility will be so extended in good faith, and for valid business purposes and uses, as a consequence of which the DIP Secured Parties are entitled to the protection and benefits of section 364(e) of the Bankruptcy Code.

N.            Relief Essential; Best Interest.  The relief requested in the DIP Motion (and as provided in the Interim Order and in this Final Order) is necessary, essential, and appropriate for the continued operation of the Debtors’ business and the management and preservation of the

Debtors’ assets and personal property.  It is in the best interest of Debtors’ estates that the Debtors be allowed to establish the DIP Facility contemplated by the DIP Credit Agreement.

O.            Entry of Final Order.  For the reasons stated above, the Debtors have requested immediate entry of this Final Order pursuant to Bankruptcy Rule 4001(c)(2).

NOW, THEREFORE, on the DIP Motion of the Debtors and the record before this Court with respect to the DIP Motion, and with the consent of the Debtors, the Pre-Petition Secured Parties and the DIP Secured Parties to the form and entry of this Final Order, and good and sufficient cause appearing therefor,

IT IS ORDERED that:

1.             Motion Granted.  The DIP Motion is granted in accordance with the terms and conditions set forth in this Final Order and the DIP Credit Agreement.

2.             DIP Financing Agreements.

(a)           Approval of Entry Into DIP Financing Agreements.  The Debtors are expressly and immediately authorized, empowered and directed to execute and deliver the DIP Financing Agreements (to the extent not previously executed or delivered) on a final basis and to incur and to perform the DIP Obligations in accordance with, and subject to, the terms of this Final Order and the DIP Financing Agreements, and to execute and deliver all instruments, certificates, agreements and documents which may be required or necessary for the performance by the Debtors under the DIP Facility and the creation and perfection of the DIP Liens described in and provided for by this Final Order and the DIP Financing Agreements.  The Debtors are hereby authorized and directed to do and perform all acts, pay the principal, interest, fees, expenses and other amounts described in the DIP Credit Agreement and all other DIP Financing Agreements as such become due, including, without limitation, closing fees, administrative fees, commitment fees, letter of credit fees and reasonable attorneys’, financial advisors’ and accountants’ fees and disbursements as provided for in the DIP Credit Agreement, which amounts shall not otherwise be subject to approval of this Court.  The DIP Financing Agreements represent valid and binding obligations of the Debtors enforceable against the Debtors in accordance with their terms.

(b)           Authorization to Borrow.  In order to enable them to continue to operate their business, subject to the terms and conditions of this Final Order, the DIP Credit Agreement, the other DIP Financing Agreements, and the Budget, the Debtors are hereby authorized under the DIP Facility to borrow up to an aggregate committed amount of US$750,000,000 (consisting of a US$400,000,000 term loan facility for borrowings by SSCE; a US$35,000,000 term loan facility for borrowings by SSC Canada; a US$215,000,000 revolving credit facility for borrowings by SSCE and/or SSC Canada; a US$35,000,000 revolving credit and letter of credit facility for borrowings by SSCE and/or SSC Canada; and a US$65,000,000 revolving credit and letter of credit facility available in U.S. dollars or Canadian dollars for borrowings by SSCE and/or SSC Canada; the actual principal amount of any such loans at any time subject to those conditions set forth in the DIP Credit Agreement, including the conversion provisions in Section 9.23 of the DIP Credit Agreement); all borrowings by SSCE shall be guaranteed by the other U.S. Debtors (other than SMBI Inc.) and SSC Canada and all borrowings by SSC Canada shall be guaranteed by all of the other Debtors; all in accordance with the terms and conditions of the DIP Credit Agreement.

(c)           Application of DIP Proceeds.  The proceeds of the DIP Facility (net of any amounts used to pay fees, costs and expenses under the DIP Credit Agreement) shall be used, in each case in a manner consistent with the terms and conditions of the DIP Financing

Agreements, and in a manner substantially consistent with the Budget solely for (i) working capital, Letters of Credit and Capital Expenditures; (ii) other general corporate purposes of the Debtors (including intercompany loans to the extent permitted by the DIP Credit Agreement); (iii) payment of any related transaction costs, fees and expenses; and (iv) the costs of administration of the Cases; provided, however, that no more than US$250,000 of the proceeds of the Loans or the DIP Collateral may be used by the Statutory Committee of unsecured creditors to investigate, and by the monitor in the Canadian Cases to review, the Pre-Petition Liens and claims of the Pre-Petition Agent and the Pre-Petition Lenders.  Furthermore, all of the provisions of the Interim Order, related to the refinancing in full or defeasance of Indebtedness outstanding under the Receivables Securitization Program are hereby incorporated by reference and the completion of all aspects of such refinancing or defeasance is hereby authorized.

(d)           Conditions Precedent.  The DIP Secured Parties shall have no obligation to make any loan or advance under the DIP Credit Agreement unless the conditions precedent to make such loan under the DIP Credit Agreement have been satisfied in full or waived in accordance with the DIP Credit Agreement.

(e)           Post-Petition Liens.  Effective immediately upon the execution of the Interim Order, the DIP Agents (as provided in the DIP Credit Agreement and for the ratable benefit of the DIP Secured Parties) were granted (which grant is hereby ratified, confirmed and approved on a final basis) and upon entry of this Final Order, are hereby granted the following security interests and liens (all property identified in clauses (i)(a), (b) and (c), and (ii)(a), (b) and (c) below (together with all cash and non-cash proceeds of any of said property) being collectively referred to as the “DIP Collateral”); provided, however, that no U.S. Debtor shall be required to pledge in excess of 65% of the capital stock of its direct Foreign Subsidiaries

(other than capital stock of SSC Canada) or any of the capital stock of any indirect Foreign Subsidiaries (all such liens and security interests granted to the DIP Agents, as provided in the DIP Credit Agreement and for the ratable benefit of the DIP Secured Parties, pursuant to the Interim Order, this Final Order and the DIP Financing Agreements,  the “DIP Liens”):

(i)            With respect to the DIP Obligations of the U.S. Debtors and SSC Canada:

(a)           Pursuant to section 364(c)(2) of the Bankruptcy Code, the U.S. DIP Agent is hereby granted (for the ratable benefit of the DIP Secured Parties) a perfected first priority Lien on all unencumbered property of the U.S. Debtors and SSC Canada (including any proceeds of Avoidance Actions) and on all cash maintained in any Collateral Account and any investments of the funds contained therein, provided that amounts in the Collateral Accounts shall not be subject to the Carve Out or the CCAA Charges;

(b)           Pursuant to section 364(c)(3) of the Bankruptcy Code, the U.S. DIP Agent (for the ratable of the DIP Secured Parties) is hereby granted a perfected junior Lien upon all property of the U.S. Debtors and SSC Canada that is subject to valid and perfected and unavoidable Liens in existence on the Petition Date or that is subject to valid Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code (other than certain property that is subject to the Primed Liens, which Primed Liens shall be primed by the liens to be granted to the U.S. DIP Agent described in clause (c) below); and

(c)           Pursuant to section 364(d)(1) of the Bankruptcy Code, the U.S. DIP Agent (for the ratable of the DIP Secured Parties) is hereby granted a perfected first priority, senior priming Lien on all property of the U.S. Debtors and SSC Canada (including, without limitation, inventory, receivables, rights under license agreements, property, plant and equipment and the residual interest of the U.S. Debtors and SSC Canada in any Receivables Securitization Programs) that is subject to the existing liens which secure (x) the obligations of the Debtors under or in connection with the Pre-Petition Financing  Agreement, and (y) other Liens, obligations or indebtedness of the Debtors junior to the Pre-Petition Financing  Agreement (collectively, the “Primed Liens”), which Primed Liens shall be primed by and made subject and subordinate to the perfected first priority senior priming Liens to be granted to the U.S. DIP Agent, which senior priming Liens in favor of the U.S. DIP Agent shall also prime any Liens granted after the Petition Date to provide adequate protection Liens in respect of any of the Primed Liens, but shall not prime

(1) Non-Primed Liens which secure the Calpine Debt (or any adequate protection liens on the assets of Calpine granted to the holders of the Calpine Debt) or (2) other Non-Primed Liens solely to the extent such Non-Primed Liens secure claims in an aggregate amount less than or equal to US$60,000,000 (see attached Exhibit A).

(ii)                                  With respect to the DIP Obligations of the Canadian Guarantors relative to the Canadian Term Loan and the Canadian Revolving Facility:

(a)                                  Pursuant to section 364(c)(2) of the Bankruptcy Code, the Canadian DIP Agent is hereby granted (for the ratable benefit of the DIP Secured Parties) a perfected first priority Lien on all unencumbered property of the Canadian Guarantors  (including any proceeds of Avoidance Actions) and on all cash maintained in any Collateral Account and any direct investments of the funds contained therein, provided that amounts in the Collateral Accounts shall not be subject to the Carve Out or the CCAA Charges;

(b)                                 Pursuant to section 364(c)(3) of the Bankruptcy Code, the Canadian DIP Agent (for the ratable of the DIP Secured Parties) is hereby granted a perfected junior Lien upon all property of the Canadian Guarantors that is subject to valid and perfected and unavoidable Liens in existence on the Petition Date or that is subject to valid Liens in existence on the Petition Date that are perfected subsequent to the Petition Date as permitted by Section 546(b) of the Bankruptcy Code (other than certain property that is subject to the Primed Liens, which Primed Liens shall be primed by the liens to be granted to the U.S. DIP Agent described in clause (c) below); and

(c)                                  Pursuant to section 364(d)(1) of the Bankruptcy Code, the Canadian DIP Agent (for the ratable of the DIP Secured Parties) is hereby granted a perfected first priority, senior priming Lien on all property of the Canadian Guarantors (including, without limitation, inventory, receivables, rights under license agreements, property, plant and equipment and the residual interest of the Canadian Guarantors in any Receivables Securitization Programs) that is subject to the Primed Liens, which Primed Liens shall be primed by and made subject and subordinate to the perfected first priority senior priming Liens to be granted to the U.S. DIP Agent, which senior priming Liens in favor of the U.S. DIP Agent shall also prime any Liens granted after the Petition Date to provide adequate protection Liens in respect of any of the Primed Liens, but shall not prime (1) Non-Primed Liens which secure the Calpine Debt or (2) other Non-Primed Liens solely to the extent such Non-Primed Liens secure claims in an aggregate amount less than or equal to US$60,000,000 (see attached Exhibit A).

Notwithstanding anything to the contrary in the DIP Credit Agreement and this Final Order, the DIP Liens on the Calpine Property shall be junior to the Calpine Lender Liens in the Calpine Property.

(f)                                    DIP Lien Priority.  Solely to the extent provided in the DIP Credit Agreement, the Interim Order and this Final Order, the DIP Liens are subject only to the Non-Primed Liens and, in the event of the occurrence and during the continuance of an Event of Default or Default or both, to the Carve Out and the CCAA Charges.  The DIP Liens granted by the U.S. Debtors (other than SMBI, Inc.) and SSC Canada shall secure all of the DIP Obligations, and the DIP Liens granted by the Canadian Debtors (other than SSC Canada) and SMBI, Inc. shall secure only the DIP Obligations of the Canadian Guarantors relative to the Canadian Term Loan and the Canadian Revolving Facility.  The DIP Liens shall not be made subject to or pari passu with any lien or security interest (other than the Non-Primed Liens) by any court order heretofore or hereafter entered in the Cases and shall be valid and enforceable against any trustee appointed in the Cases, upon the conversion of any of the Cases to a case under Chapter 7 of the Bankruptcy Code or in any other proceedings related to any of the foregoing (any “Successor Cases”), and/or upon the dismissal of any of the Cases.  The DIP Liens shall not be subject to Sections 506(c), 510, 549, 550 or 551 of the Bankruptcy Code or the “equities of the case” exception of Section 552 of the Bankruptcy Code.  To avoid any doubt, the liens securing the Pre-Petition Debt are to be subordinated to, and junior to, the liens and claims of the DIP Secured Parties.

(g)                                 Enforceable Obligations.  The DIP Financing Agreements shall constitute and evidence the valid and binding obligations of the Debtors, which obligations shall be enforceable against the Debtors, their estates and any successors thereto and their creditors, in accordance with their terms.

(h)                                 Protection of DIP Secured Parties and Other Rights.  From and after the Petition Date, the Debtors shall use the proceeds of the extensions of credit under the DIP Facility only for the purposes specifically set forth in the DIP Credit Agreement, the Interim Order and this Final Order and in substantial compliance with the Budget.

(i)                                     Superpriority Administrative Claim Status.

(i)                                     The DIP Obligations of the U.S. Debtors and SSC Canada, pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed Superpriority Claim (the “U.S. DIP Superpriority Claim”) and be payable from and have recourse to all pre-petition and post-petition property of the estates of the U.S. Debtors and SSC Canada and all proceeds thereof, subject to the Carve-Out and, in the case of SSC Canada, the CCAA Charges, and, in the case of Calpine, any superpriority claim granted to the Calpine Lenders against Calpine.

(ii)                                  The DIP Obligations of the Canadian Guarantors relative to the Canadian Term Loan and the Canadian Revolving Facility, pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute an allowed Superpriority Claim (the “Canada DIP Superpriority Claim” and, together with the U.S. DIP Superpriority Claim and the DIP Liens, the “DIP Protections”) and be payable from and have recourse to all pre-petition and post-petition property of the estates of the Canadian Guarantors and all proceeds thereof, subject to the CCAA Charges and, in the case of SSC Canada, the Carve-Out.

(iii)                               Other than as provided in the DIP Credit Agreement, the Interim Order and this Final Order with respect to the Carve Out, the CCAA Charges and the Calpine Property, no costs or expenses of administration, including, without limitation, professional fees allowed and payable under Bankruptcy Code sections 328, 330, and 331, or otherwise, that have been or may be incurred in these proceedings, or in any Successor Cases, and no priority claims are, or will be, senior to, prior to or on a parity with the DIP Protections or the DIP Obligations, or with any other claims of the DIP Secured Parties arising hereunder.

3.                                       Authorization to Use Cash Collateral and Proceeds of DIP Financing Agreement.

Pursuant to the terms and conditions of the Interim Order, this Final Order, the DIP Facility and the DIP Credit Agreement, and in a manner substantially consistent with the Budget (as the same may be modified, supplemented or updated from time to time consistent with the terms and conditions of the DIP Credit Agreement), (a) each Debtor is authorized to use the advances under the DIP Credit Agreement from and after the Closing Date, and (b) each Debtor is authorized to use all Cash Collateral of the Pre-Petition Secured Parties, and the Pre-Petition Secured Parties are directed promptly to turn over to the Debtors all Cash Collateral received or held by them, provided that the Pre-Petition Secured Parties are granted adequate protection as hereinafter set forth.  The Debtors’ right to use the advances under the DIP Credit Agreement shall terminate upon notice being provided by the DIP Agents to the Debtors (i) that a DIP Order Event of Default (as defined below) has occurred and is continuing, or (ii) of the termination of the DIP Credit Agreement.  The Debtors’ right to use the Cash Collateral shall terminate upon notice being provided by the DIP Agents to the Debtors (i) that a DIP Order Event of Default (as defined below) has occurred and is continuing, and (ii) of the termination of the DIP Credit Agreement.  Nothing in this Final Order shall authorize the disposition of any assets of the Debtors or their estates outside the ordinary course of business or other proceeds resulting therefrom, except as permitted in the DIP Credit Agreement (subject to any required Court approval).

4.                                       Adequate Protection for Pre-Petition Secured Parties.  As adequate protection for the interest of the Pre-Petition Secured Parties in the Pre-Petition Collateral (including Cash Collateral) on account of the granting of the DIP Liens, subordination to the Carve Out, the Debtors’ use of Collateral, including Cash Collateral, and other decline in value arising out of the automatic stay or the Debtors’ use, sale, or lease of the Pre-Petition Collateral, or otherwise, the Pre-Petition Secured Parties shall receive adequate protection as follows:

(a)                                  Pre-Petition Replacement Liens.  Solely to the extent of the diminution of the value of the interest of the Pre-Petition Secured Parties in the Pre-Petition Collateral, the Pre-Petition Secured Parties shall have, subject to the terms and conditions set forth below, pursuant to sections 361, 363(e) and 364(d) of the Bankruptcy Code, junior replacement security interests in and liens upon all of the property of the U.S. Debtors (including any proceeds of Avoidance Actions) (the “Pre-Petition Replacement Liens”) which security interests and liens shall be junior to the DIP Liens, the Priority Liens (but only with respect to property that was encumbered by Priority Liens as of the Petition Date), the Non-Primed Liens which secure the Calpine Debt (or any adequate protection liens on the assets of Calpine granted to the holders of the Calpine debt) and the Carve Out as provided herein.

(b)                                 Pre-Petition Superpriority Claim.  Solely to the extent of the diminution of the value of the interests of the Pre-Petition Secured Parties in the Pre-Petition Collateral, the Pre-Petition Secured Parties shall have, subject to the payment of the Carve Out and to any superpriority claim granted to the Calpine Lenders against Calpine, an allowed superpriority administrative expense claim (the “Pre-Petition Superpriority Claim”) as provided for in section 507(b) of the Bankruptcy Code, immediately junior to the claims under section 364(c)(1) of the Bankruptcy Code held by the U.S. DIP Agent and the DIP Lenders and payable from all property of the U.S. Debtors; provided, however, that the Pre-Petition Agents and the Pre-Petition Secured Parties shall not receive or retain any payments, property or other amounts in respect of the superpriority claims under section 507(b) of the Bankruptcy Code unless and until the DIP Obligations have indefeasibly been paid in cash in full.  The Debtors shall also provide such information, reports, and other information as reasonably requested from time to time by the Pre-Petition Agents.

(c)                                  Adequate Protection Payment.  The Pre-Petition Agents shall receive from the U.S. Debtors or SSC Canada adequate protection in the form of (i) immediate cash payment of all accrued and unpaid interest (including any pre-petition interest) under the Pre-Petition Credit Agreement and letter of credit fees at the non-default contract rate applicable on the Petition Date as provided for in the Pre-Petition Financing Agreements, and all other accrued and unpaid fees and disbursements (including, but not limited to, fees and expenses owed to the Pre-Petition Agents and incurred prior to the Petition Date), (ii) current cash payments of all fees and expenses payable to the Pre-Petition Agents under the Pre-Petition Financing Agreements, including, but not limited to, the reasonable fees and disbursements of counsel, financial and other consultants for the Pre-Petition Agents (including, but not limited to, such fees and disbursements incurred prior to the Petition Date), and (iii) current cash payments of all accrued but unpaid interest on the Pre-Petition Debt (including Swap Agreements), and letter of credit and other fees, in each case at the non-default contract rate applicable on the Petition Date (including LIBOR pricing options) under the Pre-Petition Financing Agreements, provided that, without prejudice to the rights of any other party to contest such assertion, the Pre-Petition Secured Parties reserve their rights to assert claims for the payment of additional interest calculated at any other applicable rate of interest (including, without limitation, default rates), or on any other basis, provided for in the Pre-Petition Financing Agreements (the “Adequate Protection Payments”); provided, however, that SSC Canada’s obligations with respect to the Adequate Protections Payments shall be limited to those amounts relating to the Pre-Petition Canadian Obligations.

The payment of the fees, expenses and disbursements set forth in this paragraph 4(c) of this Final Order (including professional fees and expenses of Simpson Thacher & Bartlett LLP, Capstone Advisory Group, LLC and any other professionals or advisors retained by or on behalf of the Pre-Petition Agents) shall be made within 10 business days after the receipt by the Debtors, the Statutory Committee and the United States Trustee (the “Review Period”) of invoices thereof (the “Invoiced Fees”) (subject in all respects to applicable privilege or work product doctrines) and without the necessity of filing formal fee applications, including such amounts arising before and after the Petition Date; provided, however, that the Debtors, the Statutory Committee and the United States Trustee may preserve their right to dispute the reasonableness of any payment of any portion of the Invoiced Fees by (i) filing with the Court, prior to expiration of the Review Period, an objection and request for a hearing with respect to such objection and (ii) providing notice of the objection and requested hearing to the affected professional.

In the event that it is determined by a final, non-appealable order that any payments received by any of the Pre-Petition Agents and Pre-Petition Lenders as adequate protection could not be applied to post-petition interest, fees and expenses under 506 (b), any such payments may, upon appropriate notice, hearing and order, be recharacterized as payment of principal or subject to such other relief as the Court may order.

5.                                       Post-Petition Lien Perfection.  The Interim Order and this Final Order shall be sufficient and conclusive evidence of the validity, perfection, and priority of the DIP Liens and the Pre-Petition Replacement Liens without the necessity of filing or recording any financing statement, deed of trust, mortgage, or other instrument or document which may otherwise be required under the law of any jurisdiction or the taking of any other action to validate or perfect the DIP Liens and the Pre-Petition Replacement Liens or to entitle the DIP Liens and the Pre-Petition Replacement Liens to the priorities granted herein.  Notwithstanding the foregoing, the DIP Secured Parties and the Pre-Petition Secured Parties (with respect to the Pre-Petition Replacement Liens) may, each in their sole discretion, file such financing statements, mortgages, security agreements, notices of liens and other similar documents, and is hereby granted relief from the automatic stay of section 362 of the Bankruptcy Code in order to do so, and all such financing statements, mortgages, security agreements, notices and other agreements or documents shall be deemed to have been filed or recorded at the time and on the date of the commencement of the Cases.  The Debtors shall execute and deliver to the DIP Secured Parties and the Pre-Petition Secured Parties all such financing statements, mortgages, notices and other documents as the DIP Secured Parties and the Pre-Petition Secured Parties may reasonably request to evidence, confirm, validate or perfect, or to insure the contemplated priority of, the DIP Liens and the Pre-Petition Replacement Liens granted pursuant hereto.  The DIP Agents, in their discretion, may file a photocopy of this Final Order as a financing statement with any recording officer designated to file financing statements or with any registry of deeds or similar office in any jurisdiction in which any Debtor has real or personal property, and in such event, the subject filing or recording officer shall be authorized to file or record such copy of this Final Order.

6.                                       Reservation of Certain Third Party Rights and Bar of Challenges and Claims.  Nothing in this Final Order or the DIP Credit Agreement shall prejudice whatever rights the Statutory Committee or any other party in interest (other than the Debtors) may have (a) to object to or challenge the findings herein, including, but not limited to, those in relation to (i) the validity, extent, perfection or priority of the mortgage, security interests and liens of the Pre-Petition Secured Parties in and to the Pre-Petition Collateral, or (ii) the validity, allowability, priority, status or amount of the Pre-Petition Debt, or (b) to bring suit against any of the Pre-Petition Secured Parties in connection with or related to the Pre-Petition Debt, or the actions or inactions of any of the Pre-Petition Secured Parties arising out of or related to the Pre-Petition Debt or otherwise; provided, however, that, unless the Statutory Committee or any other party in interest commences a contested matter or adversary proceeding raising such objection or challenge, or seeks standing to commence a contested matter or adversary proceeding to raise such objection or challenge, including without limitation any claim against the Pre-Petition Secured Parties in the nature of a setoff, counterclaim or defense to the Pre-Petition Debt (including but not limited to, those under sections 506, 544, 547, 548, 549, 550 and/or 552 of the Bankruptcy Code or by way of suit against any of the Pre-Petition Secured Parties), on or before (a) 90 days following the appointment of the Statutory Committee, or (b) such other date that may be agreed to in writing by the Pre-Petition Agent and the Statutory Committee, or (c) a date scheduled pursuant to an order of the Court (the “Challenge Period,” and the date that is the next calendar day after the termination of the Challenge Period, in the event that no objection or challenge is raised during the Challenge Period, shall be referred to as the “Challenge Period Termination Date”), upon the Challenge Period Termination Date, any and all such challenges and objections by any party (including, without limitation, any official creditors’ committee(s), any Chapter 11 or Chapter 7 trustee appointed herein or in any Successor Case, and any other party in interest) shall be deemed to be forever waived and barred, and the Pre-Petition Debt shall be deemed to be an allowed claim within the meaning of section 506 of the Bankruptcy Code for all purposes in connection with the Cases and the Debtors’ Stipulations shall be binding on all creditors, interest holders and parties in interest.  To the extent any such objection or complaint is filed, the findings herein shall nonetheless remain binding and preclusive on the Statutory Committee and on any other person or entity, except to the extent that such assertions were expressly challenged in such objection or complaint.  Nothing herein shall be deemed to grant standing to the Statutory Committee or any other party in interest to commence such a contested matter or adversary proceeding.

7.                                       Carve Out.  Subject to the terms and conditions contained in this paragraph 7, the DIP Liens and DIP Superpriority Claims on the one hand, and the Pre-Petition Liens, the Pre-Petition Replacement Liens and the Pre-Petition Superpriority Claims, on the other, are subordinate only to the Non-Primed Liens and the Priority Liens (but only with respect to property that was encumbered by Priority Liens as of the Petition Date), respectively, and the following: in the event of the occurrence and during the continuance of an Event of Default or a Default or both:

(x)                                   with respect to U.S. Loan Parties and their Cases and assets, (i) the payment of all allowed and unpaid professional fees and disbursements incurred by (A) the U.S. Loan Parties and (B) the Statutory Committee appointed in the Cases of the U.S. Loan Parties, including the allowed and unpaid actual and necessary out-of-pocket expense of members of the Statutory Committee incurred in the performance of the duties of such committee member, in an aggregate amount of items (A) and (B) not in excess of US$11,000,000 and (ii) the payment of fees pursuant to 28 U.S.C. § 1930 and to the Clerk of the Bankruptcy Court ((i) and (ii), collectively, the “Carve-Out”);

(y)                                 the CCAA DIP Lenders’ Charge in the assets of the Canadian Loan Parties in the Canadian Cases will be subject to the Canadian Court ordered administration charge in an aggregate amount not in excess of US$1,000,000 (the “Administration Charge”) for the payment of (a) allowed and unpaid professional fees and disbursements incurred by professionals retained by the Canadian Loan Parties and (b) allowed and unpaid professional fees and disbursements of the monitor in the Canadian Cases including allowed and unpaid legal fees and expenses of its counsel (and including any allowed and unpaid professional fees and disbursements incurred by the parties referred to in (a) and (b), prior to the occurrence of such Event of Default); and

(z)                                   the CCAA DIP Lenders’ Charge in the assets of the Canadian Loan Parties in the Canadian Cases will also be subject to the Canadian Court ordered directors charge in an amount not exceeding US$8,600,000 (the “Directors Charge”, and, together with the Administration Charge, the “CCAA Charges”), securing the Canadian Loan Parties’ obligation to indemnify the officers and directors of the Canadian Loan Parties for personal liability which may arise from non-payment by the Canadian Loan Parties of the following (which shall be separately identified on the most recent Borrowing Base Certificate): (a) all outstanding and future wages, salaries, employee and pension benefits, vacation pay, bonuses and expenses payable on or after the Filing Date, in each case incurred in the ordinary course of business and consistent with existing compensation policies and arrangements; (b) any statutory deemed trust amounts in favour of the Crown in right of Canada or of any Province thereof or any other taxation authority which are required to be deducted from employees’ wages, including, without limitation, amounts in respect of (i) employment insurance, (ii) Canada Pension Plan, (iii) Quebec Pension Plan, and (iv) income taxes; (c) all goods and services or other applicable sales taxes required to be remitted by the Canadian Loan Parties in connection with the sale of goods and services by the Canadian Loan Parties, but only where such sales taxes are accrued or collected after the Filing Date, or where such sales taxes were accrued or collected prior to the Filing Date but are not required to be remitted until on or after the Filing Date; and (d) any amount payable to the Crown in right of Canada or of any Province thereof or any political subdivision thereof or any other taxation authority in respect of municipal realty, municipal business or other taxes, assessments or levies of any nature or kind which are entitled at law to be paid in priority to claims of secured creditors and which are attributable to or in respect of the carrying on of the business by the Canadian Loan Parties;

provided that, subject to paragraph 2(c) above, no portion of the Carve-Out or the Administration Charge shall be utilized for the payment of professional fees and disbursements incurred in connection with any challenge to the amount, extent, priority, validity, perfection or enforcement of the Indebtedness of the Loan Parties owed to the parties primed by the priming Liens or to the collateral securing such Indebtedness or any other action against such parties.  Amounts in the Collateral Accounts shall not be subject to the Carve-Out, Administration Charge, or Directors Charge.  Notwithstanding the foregoing, so long as no Default or Event of Default shall have occurred and be continuing, the Loan Parties shall be permitted to pay compensation and reimbursement of expenses allowed and payable under 11 U.S.C. §§ 328, 330 and 331, or as allowed and payable pursuant to orders of the Canadian Court, as the same may be due and payable, and any compensation and expenses previously paid, or accrued but unpaid, prior to the occurrence of such Default or Event of Default shall not reduce the Carve-Out or the Administration Charge.

8.                                       Payment of Compensation.  Nothing herein shall be construed as consent to the allowance of any professional fees or expenses of any of the Debtors, any official committee or of any person or shall affect the right of the DIP Secured Parties or the Pre-Petition Agents to object to the allowance and payment of such fees and expenses.

9.                                       Section 506(c) Claims.  As a further condition of the DIP Facility and any obligation of the DIP Secured Parties to make credit extensions pursuant to the DIP Financing

Agreements, the Debtors (and any successors thereto or any representatives thereof, including any trustees appointed in the Cases or any Successor Cases (defined below)) shall be deemed to have waived any rights, benefits, or causes of action under section 506(c) of the Bankruptcy Code as they may relate to or be asserted against the DIP Agents, the DIP Secured Parties, the DIP Liens, the Pre-Petition Agents, the Pre-Petition Secured Parties, and the Pre-Petition Liens.  Nothing contained in the Interim Order or in this Final Order shall be deemed a consent by the Pre-Petition Secured Parties or the DIP Secured Parties to any charge, lien, assessment or claim against the DIP Collateral or the Pre-Petition Collateral under Section 506(c) of the Bankruptcy Code or otherwise.

10.                                 Collateral Rights.  Unless the DIP Agents have provided their prior written consent or all DIP Obligations have been indefeasibly paid in full in cash (or will be indefeasibly paid in full in cash upon entry of a final, non-appealable order approving indebtedness described in subparagraph (a) below or other arrangements for payment of the DIP Obligations satisfactory to the DIP Agents have been made) and all Commitments have terminated, there shall not be entered in these proceedings (except with respect to the bankruptcy case of Calpine and the Calpine Property), or in any Successor Case, any order which authorizes any of the following:

(a)                                  the obtaining of credit or the incurring of indebtedness that is secured by a security, mortgage, or collateral interest or other lien on all or any portion of the DIP Collateral and/or entitled to priority administrative status which is superior to or pari passu with those granted pursuant to the Interim Order or this Final Order to the DIP Secured Parties; or

(b)                                 the use of Cash Collateral for any purpose other than to indefeasibly pay in full in cash the DIP Obligations or as otherwise permitted in the DIP Credit Agreement.

11.                                 Proceeds of Subsequent Financing.  Without limiting the provisions and protections of paragraph 10 above, if at any time prior to the indefeasible repayment in full in cash of all DIP Obligations and the termination of the DIP Secured Parties’ obligations to make loans and advances under the DIP Facility (including subsequent to the confirmation of any Chapter 11 plan or plans (the “Plan”) with respect to the Debtors), the Debtors’ estates, any trustee, any examiner with enlarged powers or any responsible officer subsequently appointed, shall obtain credit or incur debt pursuant to Bankruptcy Code Sections 364(b), 364(c) or 364(d) in violation of the DIP Credit Agreement, then all of the cash proceeds derived from such credit or debt and all Cash Collateral shall immediately be turned over to the DIP Agents in reduction of the DIP Obligations; provided, however, for the avoidance of doubt, that the turn over requirements of this paragraph 11 shall not apply in the bankruptcy case of Calpine with respect to the Calpine Property.

12.                                 Commitment Termination Date.  All (a) DIP Obligations shall be immediately due and payable, and (b) authority to use the proceeds of the DIP Financing Agreements and to use Cash Collateral shall cease, both on the date that is the earliest to occur of:  (i) the Maturity Date, (ii) the Effective Date, and (iii) the acceleration of the Loans and the termination of the Revolving Commitments in accordance with the DIP Credit Agreement (the “Commitment Termination Date”).

13.                                 Payment from Proceeds of DIP Collateral.  Until the DIP Obligations have been indefeasibly paid in full in cash (or other written arrangements satisfactory to the DIP Agents for payment of the DIP Obligations have been made in the DIP Credit Agreement or otherwise), except with respect to the Calpine Property, all products and proceeds of the DIP Collateral shall be (i) remitted to accounts maintained at the DIP Agents in accordance with the

Credit Agreement and (ii) applied by the DIP Agents to the outstanding DIP Obligations as and to the extent set forth in the DIP Credit Agreement; provided, however, for the avoidance of doubt, that any Non-Primed Liens on DIP Collateral shall attach, to the same extent and priority, to  the proceeds of such DIP Collateral that secure such Non-Primed Liens, and nothing herein alters the rights of any holders of Non-Primed Liens with respect to such proceeds from any sale pursuant to section 363 of the Bankruptcy Code of DIP Collateral securing such Non-Primed Liens.

14.                                 Disposition of DIP Collateral.  The Debtors shall not sell, transfer, lease, encumber or otherwise dispose of any portion of the DIP Collateral, without the prior written consent of the requisite DIP Secured Parties required under the DIP Credit Agreement (and no such consent shall be implied, from any other action, inaction or acquiescence by the DIP Secured Parties or an order of this Court), except for the Calpine Property, sales of Inventory in the ordinary course of business or except as otherwise provided for in the DIP Credit Agreement or this Final Order and approved by the Bankruptcy Court to the extent required under applicable bankruptcy law.

15.                                 Events of Default.  The occurrence of the Commitment Termination Date or, if sooner, the DIP Agents’ furnishing the Debtors with notice of the occurrence of any Event of Default (as defined in the DIP Credit Agreement) shall constitute a “DIP Order Event of Default”.  Unless and until the DIP Obligations are indefeasibly paid in full in cash (or other arrangements for payment of the DIP Obligations satisfactory to the DIP Agents have been made) and all Commitments have irrevocably terminated, all Letters of Credit have been cash collateralized as required by the DIP Credit Agreement, and all DIP Obligations which survive termination have been cash collateralized to the reasonable satisfaction of the DIP Agents, the protections afforded to the Pre-Petition Secured Parties and the DIP Secured Parties pursuant to the Interim Order, this Final Order and under the DIP Credit Agreement, and any actions taken pursuant thereto, shall survive the entry of any order confirming a Plan or converting these cases into a Successor Case, and the DIP Liens, the DIP Super-Priority Claim, the Pre-Petition Replacement Liens and the Pre-Petition Superpriority Claim shall continue in these proceedings and in any Successor Case, and such DIP Liens, DIP Super-Priority Claim, Pre-Petition Replacement Liens and the Pre-Petition Superpriority Claim shall maintain their respective priority as provided by this Final Order.

16.                                 Rights and Remedies Upon DIP Order Event of Default.

(a)                                  Any automatic stay otherwise applicable to the DIP Secured Parties is hereby modified so that (i) after the occurrence of any DIP Order Event of Default and (ii) at any time thereafter during the continuance of such DIP Order Event of Default, upon five (5) business days prior written notice of such occurrence, in each case given to each of the Debtors, counsel to the Debtors, counsel for the Statutory Committee, and the U.S. Trustee, the DIP Secured Parties shall be entitled to exercise their rights and remedies in accordance with the DIP Financing Agreements.  Immediately following the giving of notice by the DIP Agents of the occurrence of a DIP Order Event of Default:  (i) the Debtors shall continue to deliver and cause the delivery of the proceeds of DIP Collateral to the DIP Agents as provided in the DIP Credit Agreement and this Final Order; (ii) the DIP Agents shall continue to apply such proceeds in accordance with the provisions of this Final Order and of the DIP Credit Agreement; (iii) the Debtors shall have no right to use any of such proceeds, nor any other Cash Collateral other than towards the satisfaction of the DIP Obligations and the Carve Out; and (iv) any obligation otherwise imposed on the DIP Agents or the DIP Secured Parties to provide any loan or advance to the Debtors pursuant to the DIP Facility shall be suspended.  Following the giving of written notice by the DIP Agents of the occurrence of a DIP Order Event of Default, the Debtors and the Statutory Committee shall be entitled to an emergency hearing before this Court solely for the purpose of contesting whether a DIP Order Event of Default has occurred.  If the Debtors or the Statutory Committee do not contest the right of the DIP Secured Parties to exercise their remedies based upon whether a DIP Order Event of Default has occurred within such time period, or if the Debtors or the Statutory Committee do timely contest the occurrence of a DIP Order Event of Default and the Bankruptcy Court after notice and hearing declines to stay the enforcement thereof, the automatic stay, as to the DIP Secured Parties, shall automatically terminate at the end of such notice period.

(b)                                 Subject to the provisions of paragraph 16(a), upon the occurrence of a DIP Order Event of Default, the DIP Agents and DIP Lenders are authorized to exercise their remedies and proceed under or pursuant to the DIP Financing Agreements.  All proceeds realized from any of the foregoing shall be turned over to the DIP Agents for application to the DIP Obligations under, and in accordance with the provisions of, the DIP Financing Agreements and this Final Order; provided, however, that, in the event of the liquidation of the Borrowers’ and other Debtors’ estates after the Commitment Termination Date, the amount of the Carve-Out shall be funded into a segregated account exclusively from Cash Collateral received by the DIP Agents subsequent to the Commitment Termination Date prior to the distribution of any such Cash Collateral to any other parties in interest. Any proceeds or property recovered, (unencumbered or otherwise) as the result of an Avoidance Action (“Avoidance Proceeds”) shall be held, subject to the DIP Liens and the Pre-Petition Replacement Liens, in a segregated account and shall not be distributed to creditors of the Debtors until: (i) all DIP Obligations and

(ii) obligations equal to the amount of the diminution in value of the interest of the Pre-Petition Secured Parties in the Pre-Petition Collateral (the “Primed Obligation”) have been paid in full. The DIP Agents and the Pre-Petition Agents, respectively, shall not seek recovery from any Avoidance Proceeds unless, after (i) making reasonable attempts to have the outstanding DIP Obligations and the Primed Obligation repaid from other collateral subject to the DIP Liens and the Pre-Petition Replacement Liens and (ii) delivering 10 business days advance notice to the Statutory Committee of their intention to seek recovery from any Avoidance Proceeds, any DIP Obligations remain unpaid or the Primed Obligation remains outstanding.

(c)                                  The automatic stay imposed under Bankruptcy Code section 362(a) is hereby modified pursuant to the terms of the DIP Credit Agreement as necessary to (1) permit the Debtors to grant the Pre-Petition Replacement Liens and the DIP Liens and to incur all liabilities and obligations to the Pre-Petition Secured Parties and the DIP Secured Parties under the DIP Financing Agreements, the DIP Facility, the Interim Order and this Final Order, and (2) authorize the DIP Secured Parties and the Pre-Petition Secured Parties to retain and apply payments hereunder.

(d)                                 Nothing included herein shall prejudice, impair, or otherwise affect the Pre-Petition Secured Parties’ or DIP Secured Parties’ rights to seek any other or supplemental relief in respect of the Debtors (including other or additional adequate protection) nor the DIP Agents’ or DIP Lenders’ rights, as provided in the DIP Credit Agreement, to suspend or terminate the making of loans under the DIP Credit Agreement.

17.                                 Proofs of Claim.  The Pre-Petition Secured Parties and the DIP Secured Parties will not be required to file proofs of claim in the Cases or in any Successor Case.

18.                                 Other Rights and Obligations.

(a)                                  Good Faith Under Section 364(e) of the Bankruptcy Code; No  Modification or Stay of this Final Order.  Based on the findings set forth in the Interim Order and this Final Order and in accordance with section 364(e) of the Bankruptcy Code, which is applicable to the DIP Facility contemplated by this Final Order, in the event any or all of the provisions of the Interim Order or this Final Order are hereafter modified, amended or vacated by a subsequent order of this or any other Court, the DIP Secured Parties are entitled to the protections provided in section 364(e) of the Bankruptcy Code and, no such appeal, modification, amendment or vacation shall affect the validity and enforceability of any advances made hereunder or the liens or priority authorized or created hereby.  Notwithstanding any such modification, amendment or vacation, any claim granted to the DIP Secured Parties hereunder arising prior to the effective date of such modification, amendment or vacation of any DIP Protections granted to the DIP Secured Parties shall be governed in all respects by the original provisions of the Interim Order and this Final Order, and the DIP Secured Parties shall be entitled to all of the rights, remedies, privileges and benefits, including the DIP Protections granted herein, with respect to any such claim.  Since the loans made pursuant to the DIP Credit Agreement are made in reliance on the Interim Order and this Final Order, the obligations owed the DIP Secured Parties prior to the effective date of any stay, modification or vacation of the Interim Order or this Final Order shall not, as a result of any subsequent order in the Cases or in any Successor Cases, be subordinated, lose their lien priority or superpriority administrative expense claim status, or be deprived of the benefit of the status of the liens and claims granted to the DIP Secured Parties under the Interim Order, this Final Order and/or the DIP Financing Agreements.

(b)                                 Expenses.  As provided in the DIP Financing Agreements, the Debtors will pay all reasonable expenses incurred by each DIP Agent and the Co-Lead Arrangers (including, without limitation, the reasonable fees and disbursements of Bryan Cave LLP and Richards Layton & Finger, counsel for the DIP Agent, any other local counsel that such DIP Agent shall retain (including Canadian counsel) and any internal or third-party appraisers, consultants and auditors advising such DIP Agent and the Bookrunners and their counsel) in connection with the preparation, execution, delivery and administration of the DIP Financing Agreements, whether or not the transactions contemplated hereby are consummated.  Payment of such fees shall not be subject to allowance by the Bankruptcy Court.  Professionals for the DIP Secured Parties or Pre-Petition Secured Parties shall not be required to comply with the U.S. Trustee fee guidelines.  Copies of invoices submitted to the Debtors by the professionals for the DIP Secured Parties or the Pre-Petition Secured Parties shall be forwarded by the Debtors to the U.S. Trustee, counsel for the Statutory Committee, and such other parties as the Court may direct (but this Court shall resolve any dispute as to the reasonableness of any fees and expenses accrued from and after the date of this Final Order).

(c)                                  Binding Effect.  The provisions of this Final Order shall be binding upon and inure to the benefit of the DIP Secured Parties and the Pre-Petition Secured Parties, the Debtors, and their respective successors and assigns (including any trustee or other fiduciary hereinafter appointed as a legal representative of the Debtors or with respect to the property of the estates of the Debtors) whether in the Cases, in any Successor Cases, or upon dismissal of any such Chapter 11 or Chapter 7 Case.

(d)                                 No Waiver.  The failure of the Pre-Petition Secured Parties and the DIP Secured Parties to seek relief or otherwise exercise their rights and remedies under the DIP

Financing Agreements, the DIP Facility, this Final Order or otherwise, as applicable, shall not constitute a waiver of any of the Pre-Petition Secured Parties’ and the DIP Secured Parties’ rights hereunder, thereunder, or otherwise.  Notwithstanding anything herein, the entry of this Final Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly, or otherwise impair the Pre-Petition Secured Parties or the DIP Secured Parties under the Bankruptcy Code or under non-bankruptcy law, including without limitation, the rights of the Pre-Petition Secured Parties and the DIP Secured Parties to (i) request conversion of the Cases to cases under Chapter 7, dismissal of the Cases, or the appointment of a trustee in the Cases, or (ii) propose, subject to the provisions of section 1121 of the Bankruptcy Code, a Plan, or (iii) exercise any of the rights, claims or privileges (whether legal, equitable or otherwise) of the DIP Secured Parties or the Pre-Petition Secured Parties.

(e)                                  No Third Party Rights.  Except as explicitly provided for herein, this Final Order does not create any rights for the benefit of any third party, creditor, equity holder or any direct, indirect, or incidental beneficiary.

(f)                                    No Marshaling.  Neither the DIP Secured Parties nor the Pre-Petition Secured Parties shall be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any of the DIP Collateral or the Pre-Petition Collateral, as applicable.

(g)                                 Section 552(b).  The DIP Secured Parties and the Pre-Petition Secured Parties shall each be entitled to all of the rights and benefits of section 552(b) of the Bankruptcy Code and the “equities of the case” exception under section 552(b) of the Bankruptcy Code shall not apply to the DIP Secured Parties or the Pre-Petition Secured Parties with respect to proceeds, product, offspring or profits of any of the Pre-Petition Collateral or the DIP Collateral.

(h)                                 Amendment.  The Debtors and the DIP Agents may amend, modify, supplement or waive any provision of the DIP Financing Agreements without further notice to or approval of the Court, unless such amendment, modification, supplement or waiver (i) increases the interest rate (other than as a result of the imposition of the default rate), (ii) increases the Commitments of the DIP Lenders under the DIP Financing Agreements, or (iii) changes the maturity date ((i), (ii), and (iii) being collectively referred to herein as a “Material Modification”).  The Debtors shall provide to the Statutory Committee, the U.S. Trustee, and any entity whose rights are directly and adversely affected by a Material Modification five business days advance written notice of each Material Modification. The Debtors shall also provide to the Statutory Committee and the U.S. Trustee such advance notice as is reasonably practicable of all other modifications to the DIP Financing Agreements. Except as otherwise provided herein, no waiver, modification, or amendment of any of the provisions hereof shall be effective unless set forth in writing, signed by or on behalf of all the Debtors and the DIP Agents (after having obtained the approval of the DIP Secured Parties as provided in the DIP Financing Agreements) and approved by the Bankruptcy Court.

(i)                                     Information for the Statutory Committee.  The Debtors shall provide to the Statutory Committee the same financial statements, reports and other information that the Debtors are required to provide to the DIP Agents and the DIP Lenders pursuant to Section 5.1 of the DIP Credit Agreement as and when the Debtors provide such information to the DIP Agents and the DIP Lenders.

(j)                                     Survival of Final Order.  The provisions of this Final Order and any actions taken pursuant hereto shall survive entry of any order which may be entered (i) confirming any Plan in the Cases, (ii) converting any of the Cases to a case under Chapter 7 of the Bankruptcy Code, or (iii) to the extent authorized by applicable law, dismissing any of the Cases, (iv) withdrawing of the reference of any of the Cases from this Court, or (v) providing for abstention from handling or retaining of jurisdiction of any of the Cases in this Court.  The terms and provisions of the Interim Order and this Final Order, including the DIP Protections granted pursuant to the Interim Order and this Final Order and the DIP Financing Agreements and any protections granted the Pre-Petition Secured Parties, shall continue in full force and effect notwithstanding the entry of such order, and such DIP Protections and protections for the Pre-Petition Secured Parties shall maintain their priority as provided by the Interim Order and this Final Order until all the obligations of the Debtors to the DIP Lenders pursuant to the DIP Financing Agreements and the Pre-Petition Debt has been indefeasibly paid in full and discharged (such payment being without prejudice to any terms or provisions contained in the DIP Facility which survive such discharge by their terms).  The DIP Obligations shall not be discharged by the entry of an order confirming a Plan, the Debtors having waived such discharge pursuant to section 1141(d)(4) of the Bankruptcy Code.

(k)                                  Inconsistency.  In the event of any inconsistency between the terms and conditions of the DIP Financing Agreements, the Interim Order and this Final Order, the provisions of this Final Order shall govern and control.

(l)                                     Enforceability.  This Final Order shall constitute findings of fact and conclusions of law pursuant to the Bankruptcy Rule 7052 and shall take effect and be fully enforceable nunc pro tunc to the Petition Date immediately upon execution hereof.

(m)                               Objections Overruled.  All objections to the DIP Motion, to the extent not withdrawn or resolved, are hereby overruled.

(n)                                 No Waivers or Modification of Final Order.  The Debtors irrevocably waive any right to seek any modification or extension of this Final Order without the prior written consent of the DIP Agents and the Pre-Petition Agents and no such consent shall be implied by any other action, inaction or acquiescence of the DIP Agents and the Pre-Petition Agents.

(o)                                 Waiver of any Applicable Stay.  Any applicable stay (including, without limitation, under Bankruptcy Rule 6004(h)) is hereby waived and shall not apply to this Final Order.

19.                                 Letters of Credit.  At the Debtors’ request, letters of credit outstanding as of the Petition Date under the Pre-Petition Credit Agreement may be extended, amended or renewed with the consent of the issuing bank and the Pre-Petition Agents, provided that all fees and reimbursement obligations in respect thereof shall remain Pre-Petition Debt.

20.                                 Liens of Taxing Authorities.  Any valid and enforceable liens in existence as of the Petition Date held by Gregg County, Dallas County, Tarrant County, Hopkins County and El Paso, Texas, and the City of Memphis, Tennessee, on the personal property of the Debtors, which liens secure the payment of ad valoram taxes by the Debtors to such taxing authorities, shall constitute Non-Primed Liens under this Final Order.

21.                                 Retention of Jurisdiction.  The Bankruptcy Court has and will retain jurisdiction to enforce this Final Order according to its terms.

22.                                 Required Lender Consents.  Promptly upon receipt by the DIP Agents of the Required Lenders’ consents necessary to amend the DIP Credit Agreement with respect to the terms of this Final Order, the DIP Agents shall file and serve a notice that the necessary consents have been received.  Solely for purposes of the DIP Credit Agreement, including Section 4.2(d)

of the DIP Credit Agreement, this Final Order shall be deemed to have been entered by the Court upon the filing of said notice.

SO ORDERED by the Bankruptcy Court this         day of February, 2009.

BRENDAN L. SHANNON
UNITED STATES BANKRUPTCY JUDGE

Entered on Docket:

EXHIBIT A

Non-Primed Liens

Liens that:

(i) are properly perfected, enforceable and in existence as of the Petition Date;

(ii) are senior in priority to the Liens created under the Pre-Petition Credit Agreement;

(iii) fall within any one of the following categories:

a.                                       those Liens securing purchase money indebtedness;

b.                                      mechanics’ Liens, materialmen’s Liens, carriers’ Liens, warehousemen’s Liens and landlord’s Liens arising by operation of law;

c.                                       rights of banks or other financial institutions having a right of setoff, revocation, refund or chargeback with respect to deposits with or in the possession of such bank or financial institution;

d.                                      Liens arising by operation of law on insurance policies and proceeds thereof to secure premiums thereunder;

e.                                       other Liens securing claims of no more than $500,000 on an individual basis and no more than $10,000,000 on an aggregate basis; or

f.                                         other Liens acceptable to the Administrative Agent;  and

(iv) either:

(x) secure claims of no more than $200,000 on an individual basis; or

(y) secure claims that are scheduled by the Debtors on the Register Of Non-Primed Liens

REGISTER OF NON-PRIMED LIENS

To the extent parties on this Register have valid liens that otherwise satisfy requirements (i) - (iii) of Schedule 2.24 (to which this Register is appended), such liens are not being primed by the DIP Liens.  However, inclusion on the Register does not constitute an admission by the Debtors that the listed parties have valid liens or that they have valid claims of more than $200,000.

	Vendor	Address
1	AIG Commerical Equipment Finance	Jeffrey C. Wisler and Marc J. Phillips, Connolly Bove Lodge & Hutz LLP, The Nemours Building, 1007 North Orange Street, P.O. Box 2207, Wilmington, DE 19899
2	AirTek Construction, Inc.	Daniel K. Astin, Anthony M. Saccullo and Mary E. Augustine, Ciardi Ciardi & Astin, Citizens Bank Center, 919 North Market Street, Suite 700, Wilmington, DE 19801
3	ALL TRUCK TRANSPORTATION INC	4924 S Austin Chicago, IL 60638 USA
4	Alliance Machine Systems	5303 East Desmet Spokane, WA 99212 USA
5	Alstom	7-B Place Du Commerce Brossard, QC J4w 3k3 Canada
6	BAY LINE RAILROAD LLC	#712406 Cincinnati, OH 45271-2406 USA
7	BHS Corrugated	9103 Yellow Brick Road Baltimore, MD 21237-4702 USA
8	BLI	#1261 Saint Charles, MO 63302-1261 USA
9	CH ROBINSON WORLDWIDE	#9121 Minneapolis, MN 55480-9121 USA
10	CN	Box 4254 Station A71206 Chicago, IL 60694-1206 USA
11	CONWAY TRUCKLOAD INC	#953695 Saint Louis, MO 63195-3695 USA
12	Corrugated Gear & Services	209 W South Street Ithaca, MI 48847 USA
13	CSX TRANSPORTATION (CSXT)	500 Water St Sc J180 Jacksonville, FL 32202 USA
14	CSX TRANSPORTATION (CSXT)	#44053 Jacksonville, FL 32231-4053 USA
15	De Lage Landen Financial Services, Inc.	Regina Stango Kelbon, Blank Rome LLP, One Logan Square, Philadelphia, PA 19103
16	Dufrene Machinery, Inc.	1831 Veterans Memorial Hwy Austell, GA 30168 USA
17	ENTREPRISES DE TRANSPORT J C G INC	1200 Pere Daniel Trois Rivieres, QC G9a 5r6 Canada
18	Everest Auto	227 Brunswick Suite D Pointe-Claire, QC H9r 4x5 Canada
19	Fosber America, Inc.	1831 Veterans Memorial Hwy Austell, GA 30168 USA
20	GENERAL LOGISTICS INC	#8013 Davenport, IA 52809 USA
21	GROUPE ROBERT INC	500 Rte. 112, Rougemont, Canpq J0l 1m0, Canada
22	Harper Machinery	#11603 Brown, WI 54307-1603 USA
23	HUB GROUP	33773 Treasury Center Chicago, IL 60694-3700 USA
24	IES Industrial, Inc. d/b/a Murray Electric

William B. Westcott, Andrews Myers Coulter & Hayes, P.C., 3900 Essex Lane, Suite 800, Houston, Texas 77027 and Richard G. Placey, Montgomery, McCracken, Walker & Rhoads, LLP, 1105 N. Market St., 15th Floor, Wilmington, DE 19801

25	JACOBSON DISTRIBUTION COMPANY	#224 Des Moines, IA 50301 USA
26	JAMES BROWN TRUCKING CO	#535203 Atlanta, GA 30353 USA
27	K&N Electric	#303 Spokane, WA 99210 USA
28	KANSAS CITY SOUTHERN RAILWAY INC	36454 Treasury Center Chicago, IL 60694-6400 USA
29	LILY TRANSPORTATION CORP	145 Rosemary Street Needham, MA 02494 USA
30	MARQUETTE TRANSPORTATION FINANCE IN	Nw 79391450 Minneapolis, MN 55485 USA
31	MCGRIFF TRANSPORTATION INC	#1148 Cullman, AL 35056 USA
32	MEGA GULF COAST LINES INC	1002 Fountain PArkway Grand Prairie, TX 75050 USA
33	MONTANA RAIL LINK	3122 Solutions Center Chicago, IL 60677 USA
34	NORFOLK SOUTHERN CORPORATION	#532888 Atlanta, GA 30353-2888 USA
35	Plum Creek Marketing, Inc.	John R. Knapp, Jr., Cairncross & Hempelmann, P.S., 524 2nd Avenue, Suite 500, Seattle, WA 98104-2323
36	SWIFT TRANSPORTATION CORP	#643991 Pittsburgh, PA 15264-3991 USA
37	UNION PACIFIC RAILROAD	12567 Collections Center Dr Chicago, IL 60693 USA
38	UPS FREIGHT	#533238 Atlanta, GA 30353-3238 USA
39	VHI TRANSPORT INC	4525 Lee Street Chester, VA 23831 USA
40	Voith - Austell, GA	3090 Stagecoach Road Caddo, LA 71047 USA
41	Voith Paper Rolls	#410926 Mecklenburg, NC 28241 USA
42	WATKINS & SHEPARD TRUCKING	#5328 Missoula, MT 59806 USA
43	WESTERN EXPRESS INC	Dept 54306035 Nashville, TN 37230-6035 USA
44	W.G. Yates & Sons Construction Co.	c/o Joseph Grey, Stevens & Lee P.C., 1105 North Market Street, 7th Floor, Wilmington, DE 19801
45	WHITE OAK TRANSPORTATION INC	#43512 Birmingham, AL 35243 USA
46	WORLDWIDE DEDICATED SERVICES INC	28013 Network Place Chicago, IL 60673 USA

EXHIBIT B

[See Credit Agreement, dated as of January 28, 2009.]